Exhibit 99.1

CONSENT OF STEPHEN W. SEMENIUK, CFA

The undersigned hereby consents to the inclusion of the undersigned’s opinion letter, dated January 27, 2012, to the Board of Directors of Bullion Monarch Mining, Inc. (the “Company”) as Annex D to the proxy statement/prospectus forming a part of the Registration Statement on Form F-4, as amended (the “Registration Statement”) relating to the proposed merger involving Eurasian Minerals Inc. (“EMX”), EMX (Utah) Corp. and the Company contained in such Registration Statement filed by EMX with the Securities and Exchange Commission, and to the references to the undersigned and such opinion in such Registration Statement. In giving such consent, the undersigned does not admit that the undersigned comes within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the “Act”), or the rules and regulations of the Securities and Exchange Commission thereunder (the “Regulations”), nor does the undersigned admit that the undersigned is an expert with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Act or the Regulations.

/s/ STEPHEN W. SEMENIUK
Stephen W. Semeniuk, CFA

West Vancouver, B.C.
May 18, 2012